UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2009
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31279	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBITS
EX-3.1
EX-99.1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On February 12, 2009, the Board of Directors (the “Board”) of Gen-Probe Incorporated (the “Company”) approved the amendment and restatement of the Company’s bylaws (the “Bylaws”), effective immediately, in order to clarify the process by which stockholders may nominate directors for election or bring other business before a meeting of stockholders of the Company. As amended and restated, the Bylaws address recent developments under Delaware case law and assure that the Company and its stockholders will have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders of the Company.
          The preceding summary is qualified in its entirety by reference to the full text of the Bylaws themselves, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 8.01 Other Events.
          On February 12, 2009, the Board also approved the amendment and restatement of the Company’s Corporate Governance Guidelines (the “Governance Guidelines”), effective immediately, to require any director appointed by the Board to stand for advisory vote by stockholders at the next regularly scheduled annual meeting of stockholders (even if the director is not in the class of directors standing for election at such annual meeting) and the procedures to follow if the stockholders of the Company do not ratify the appointment of such director.
          The preceding summary is qualified in its entirety by reference to the full text of the Governance Guidelines themselves, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibits are filed with this Current Report:

3.1	Amended and Restated Bylaws of Gen-Probe Incorporated

99.1	Gen-Probe Incorporated Corporate Governance Guidelines

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2009	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of Gen-Probe Incorporated

99.1	Gen-Probe Incorporated Corporate Governance Guidelines